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          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                     ARTICLES SUPPLEMENTARY

         Alliance Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 10,000,000,000 shares and classifies such additional shares as follows:

Designation                                                Number of Shares

Money Market Portfolio Class B Common Stock                 1,000,000,000
Premier Growth Portfolio Class B Common Stock                 500,000,000
Growth and Income Portfolio Class B Common Stock              500,000,000
U.S. Government/High Grade Securities Portfolio Class B
  Common Stock 500,000,000
High-Yield Portfolio Class B Common Stock                     500,000,000
Total Return Portfolio Class B Common Stock                   500,000,000
International Portfolio Class B Common Stock                  500,000,000
Short-Term Multi-Market Portfolio Class B Common Stock        500,000,000
Global Bond Portfolio Class B Common Stock                    500,000,000
North American Government Income Portfolio Class B
  Common Stock                                                500,000,000
Global Dollar Government Portfolio Class B Common Stock       500,000,000
Utility Income Portfolio Class B Common Stock                 500,000,000
Conservative Investors Portfolio Class B Common Stock         500,000,000
Growth Investors Portfolio Class B Common Stock               500,000,000
Growth Portfolio Class B Common Stock                         500,000,000
Worldwide Privatization Portfolio Class B Common Stock        500,000,000
Technology Portfolio Class B Common Stock                     500,000,000
Quasar Portfolio Class B Common Stock                         500,000,000
Real Estate Investment Portfolio Class B Common Stock         500,000,000


Each portfolio of the Corporation is referred to herein as a "Portfolio."

         SECOND: The shares of the Class B Common Stock of the Portfolios of the Corporation as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the applicable Portfolios (other than those provisions of the Charter which by their terms are applicable solely to one or more other classes of the Corporation's Common



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Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

         (1) The assets attributable to the Class B Common Stock of a Portfolio shall be invested in the same investment portfolio of the Corporation as the assets attributable to the Class A Common Stock of that Portfolio.

         (2) The dividends and distributions of investment income and capital gains with respect to the Class B Common Stock of a Portfolio shall be in such amount, which may vary between the classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to each of the other classes of that Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the classes of that Portfolio and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of a Portfolio among the various classes of a Portfolio shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded.

         (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class B Common Stock of a Portfolio shall have
    (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class B Common Stock of that Portfolio and (ii) no voting rights with respect to any other matter submitted to a vote of stockholders which does not affect holders of the Class B Common Stock of that Portfolio.

         THIRD:    The shares of the Class A Common Stock of the
Portfolios of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as heretofore set forth in the Corporation's Charter with respect to such shares.



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         FOURTH:   A.  Immediately before the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 10,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $10,000,000, classified as follows:

Designation                                                  Number of Shares

Money Market Portfolio Class A Common Stock                 1,000,000,000
Premier Growth Portfolio Class A Common Stock                 500,000,000
Growth and Income Portfolio Class A Common Stock              500,000,000
U.S. Government/High Grade Securities Portfolio Class A
  Common Stock                                                500,000,000
High-Yield Portfolio Class A Common Stock                     500,000,000
Total Return Portfolio Class A Common Stock                   500,000,000
International Portfolio Class A Common Stock                  500,000,000
Short-Term Multi-Market Portfolio Class A Common Stock        500,000,000
Global Bond Portfolio Class A Common Stock                    500,000,000
North American Government Income Portfolio Class A
  Common Stock                                                500,000,000
Global Dollar Government Portfolio Class A Common Stock       500,000,000
Utility Income Portfolio Class A Common Stock                 500,000,000
Conservative Investors Portfolio Class A Common Stock         500,000,000
Growth Investors Portfolio Class A Common Stock               500,000,000
Growth Portfolio Class A Common Stock                         500,000,000
Worldwide Privatization Portfolio Class A Common Stock        500,000,000
Technology Portfolio Class A Common Stock                     500,000,000
Quasar Portfolio Class A Common Stock                         500,000,000
Real Estate Investment Portfolio Class A Common Stock         500,000,000


         B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 20,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $20,000,000, classified as follows:

                                    Class A         Class B
Name of Portfolio                   Common Stock    Common Stock

Money Market Portfolio              1,000,000,000   1,000,000,000

Premier Growth Portfolio              500,000,000     500,000,000

Growth and Income Portfolio           500,000,000     500,000,000






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U.S. Government/High Grade
  Securities Portfolio                500,000,000     500,000,000

High-Yield Portfolio                  500,000,000     500,000,000

Total Return Portfolio                500,000,000     500,000,000

International Portfolio               500,000,000     500,000,000

Short-Term Multi-Market
  Portfolio                           500,000,000     500,000,000

Global Bond Portfolio                 500,000,000     500,000,000

North American Government
  Income Portfolio                    500,000,000     500,000,000

Global Dollar Government
  Portfolio                           500,000,000     500,000,000

Utility Income Portfolio              500,000,000     500,000,000

Conservative Investors Portfolio      500,000,000     500,000,000

Growth Investors Portfolio            500,000,000     500,000,000

Growth Portfolio                      500,000,000     500,000,000

Worldwide Privatization Portfolio     500,000,000     500,000,000

Technology Portfolio                  500,000,000     500,000,000

Quasar Portfolio                      500,000,000     500,000,000

Real Estate Investment Portfolio      500,000,000     500,000,000


         FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SEVENTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.





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         IN WITNESS WHEREOF, Alliance Variable Products Series
Fund, Inc. has caused these Articles Supplementary to be executed by the Chairman of the Board of Directors of the Corporation and
witnessed by its Secretary as of the     day of January, 1999.
The Chairman of the Board of Directors of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                        ALLIANCE VARIABLE PRODUCTS SERIES
                        FUND, INC.

                        By: /s/ John D. Carifa
                           John D. Carifa
                           Chairman


WITNESS:


/s/ Edmund P. Bergan, Jr.
Edmund P. Bergan, Jr.
Secretary




























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